EXHIBIT 99.1

For Immediate Release
Contact:
Melissa Thompson
Vice President, Corporate Communications
(703) 387-3377

Interstate Hotels & Resorts Reports Third-Quarter Results

     ARLINGTON, Va., November 3, 2004—Interstate Hotels & Resorts (NYSE: IHR), the nation’s largest independent hotel management company, today reported results for the third quarter ended September 30, 2004.

Third-Quarter Results

     For the 2004 third quarter, net loss was $(0.3) million, or $(0.01) per diluted share, compared to net loss of $(0.4) million, or $(0.02) per diluted share, in the 2003 third quarter.

     Adjusted EBITDA in the 2004 third quarter, excluding non-recurring items, special charges and discontinued operations, was $5.9 million, compared to $7.9 million in the 2003 third quarter. For the 2004 third quarter, net income, excluding non-recurring items, special charges and discontinued operations was $1.1 million, or $0.04 per diluted share, compared to $1.8 million, or $0.08 per diluted share, in the 2003 third quarter. Included in the 2004 third-quarter results are losses on non-recurring items, special charges and discontinued operations, consisting mainly of a $1.6 million write-off of intangible assets related to the termination of management contracts as a result of the sale of those properties by their respective owners.

     Third-quarter 2004 total revenue, excluding other revenue from managed properties (reimbursable costs), was $49.0 million, compared to $46.0 million in the 2003 third quarter.

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     Same-store revenue per available room (RevPAR) for all managed hotels, excluding those hotels affected by the four hurricanes in the third quarter, rose 9.0 percent to $72.54, compared to the prior year’s third quarter. Average daily rate (ADR) increased 6.6 percent to $102.05, and occupancy improved 2.2 percent to 71.1 percent.

     Same-store RevPAR for all full-service managed hotels, excluding those hotels affected by the four hurricanes, showed strong improvement in the 2004 third quarter, rising 10.3 percent to $77.60. ADR increased 7.7 percent to $109.36, and occupancy rose 2.5 percent to 71.0 percent.

     Same-store RevPAR for all select-service managed hotels improved 4.3 percent to $58.27, on a 2.6 percent improvement in ADR to $81.57, and a 1.6 percent increase in occupancy to 71.4 percent.

     “With continued improvements in the economy and increased demand from the business and leisure traveler, we were able to drive significant increases in room rates during the quarter,” said Steve Jorns, chief executive officer. “We also delivered strong flow-through results to the bottom line for our owners as most of the increase in RevPAR resulted from rising rates.”

     Jorns said that nine properties in Florida managed by the company currently are closed as a result of the four hurricanes that struck the state in the third quarter. “We are working closely with the owner to get the properties back in operation as quickly as possible,” he said. “We expect to recover lost management fees through business interruption insurance coverage.”

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New Management Contracts

     Subsequent to the end of the third quarter, the company acquired Sunstone Hotel Properties, Inc. (SHP), the manager of 54 hotels, including 50 hotels owned by Sunstone Hotel Investors, Inc. (NYSE:SHO), a newly formed real estate investment trust (REIT). The acquisition was contingent upon the REIT successfully completing its initial public stock offering, which occurred October 26, 2004.

     Interstate will pay a total of $8 million for SHP, $6 million of which was paid at closing, with the remaining $2 million to be paid in December 2005. “We expect SHP to generate approximately $10 million annually in management fees,” Jorns noted.

BridgeStreet

     Interstate’s BridgeStreet subsidiary reported improved results in the 2004 third quarter compared to the same period a year earlier, led by strong performance in such major markets as New York, Chicago and London. “We continue to expand our Licensed Global Partners Program with the addition of seven new markets: Atlanta; Detroit; Kansas City, Kan.; Omaha, Neb.; and Orlando, Fla. in the United States and Ottawa and Toronto in Canada,” Jorns said. “BridgeStreet and its Licensed Global Partners now offer 8,780 units in 91 MSAs (market statistical areas) worldwide. The corporate housing market continues to strengthen, and we have been able to increase rate aggressively and add new inventory in selected markets.”

Interstate Hotel Investors Fund

     “We are progressing on the formation of our proprietary investment fund, which will be used to acquire hotels,” Jorns noted. “The fund will help us achieve our strategy of diversifying

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our earnings base through hotel ownership. As the economy improves, more hotels are coming to market, and we are targeting the fund to acquire approximately $500 million to $600 million in hotel real estate over the next 12 to 18 months.”

Capital Structure

     The company extended the timing on the refinancing of a new senior secured credit facility in order to attract additional investors and expects to complete the transaction in the 2004 fourth quarter. The new facility will replace the existing senior secured credit facility and subordinated term loan, lower Interstate’s average cost of debt and provide capital to acquire hotels through joint ventures.

Key Financial Information

     On September 30, 2004, Interstate had:

•	Total cash of $9.7 million

•	Total debt of $87.6 million, consisting of $43.9 million of senior debt, $40.0 million of subordinated debt and a $3.7 million non-recourse promissory note

Outlook and Guidance

     The company provides the following range of estimates for the fourth quarter and full-year 2004, based on projected fourth-quarter 2004 RevPAR gains of 5.5 percent to 6.5 percent and a full-year 2004 RevPAR increase of 7.0 percent to 7.5 percent:

•	Net income of $2.2 million to $3.6 million for the fourth quarter and net loss of $(3.1) million to $(4.5) million for the full year;

•	Net income per diluted share of $0.07 to $0.12 for the fourth quarter and net loss per diluted share of $(0.10) to $(0.15) for the full year;

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•	Excluding non-recurring charges, special items and discontinued operations, net income of $4.5 million to $5.8 million for the fourth quarter and $6.2 million to $7.6 million for the full year;

•	Excluding non-recurring charges, special items and discontinued operations, net income per diluted share of $0.15 to $0.19 for the fourth quarter and $0.20 to $0.24 for the full year;

•	Excluding non-recurring charges, special items and discontinued operations, Adjusted EBITDA of $11.2 million to $13.2 million for the fourth quarter and $27.0 million to $29.0 million for the full year.

     Interstate will hold a conference call to discuss its third-quarter results today, November 3, at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at www.ihrco.com and click on Investor Relations and then Third-Quarter Conference Call. Interested parties also may listen to an archived webcast of the conference call on the Web site, or via telephone until midnight on Tuesday, November 9, 2004, by dialing (800) 405-2236, reference number 11011174. A replay of the conference call will be posted on Interstate Hotels & Resorts’ Web site through December 3, 2004.

     Interstate Hotels & Resorts operates more than 300 hospitality properties with nearly 70,000 rooms in 40 states, the District of Columbia, Canada, Russia, and Portugal. BridgeStreet Worldwide, an Interstate Hotels & Resorts’ subsidiary, is one of the world’s largest corporate housing providers. BridgeStreet and its network of Global Partners offer more than 8,700 corporate apartments located in 91 MSAs throughout the United States and internationally. For

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more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.

Non-GAAP Financial Measures

     Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or estimated future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that we believe are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted EBITDA and net income, excluding non-recurring items, special charges and discontinued operations. The following discussion defines these terms and presents the reasons we believe they are useful measures of our performance.

Adjusted EBITDA

     A significant portion of our non-current assets consists of intangible assets. Of those intangible assets, the costs of our management contracts are amortized over their remaining terms. Because depreciation and amortization are non-cash items, management and many industry investors believe the presentation of Adjusted EBITDA is useful to management and to investors. Adjusted EBITDA represents consolidated earnings before interest expense, income taxes, depreciation and amortization, equity in earnings of affiliates, minority interests, gain on refinancing and discontinued operations. We believe Adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations because Adjusted EBITDA is useful for evaluating our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management also uses Adjusted

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EBITDA as one measure in determining the value of acquisitions and dispositions. We also believe that the rating agencies and a number of lenders use Adjusted EBITDA for those purposes and a number of restrictive covenants related to our indebtedness use Adjusted EBITDA as a measure.

Adjusted EBITDA and Net Income, Excluding Non-recurring Items, Special Charges and Discontinued Operations

     We define Adjusted EBITDA, excluding non-recurring items, special charges and discontinued operations, as Adjusted EBITDA excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a continuing effect on our ongoing operations. Non-recurring items, special charges and discontinued operations include merger and integration costs, restructuring expenses, severance payments, asset impairments and other write-offs and the operating results of our discontinued operating units.

     Similarly, we define net income (loss), excluding non-recurring items, special charges and discontinued operations as net income (loss) without the effects of those same charges, transactions and expenses. We believe that Adjusted EBITDA and net income (loss), excluding non-recurring items, special charges and discontinued operations, are useful performance measures because including these non-recurring items, special charges and discontinued operations may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include non-recurring items, special charges and discontinued operations may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted EBITDA and net income (loss), excluding non-

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recurring items, special charges and discontinued operations because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.

     This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the volatility of the national economy, economic conditions generally and the hotel and real estate markets specifically, the impact of the events of September 11, 2001, the aftermath of the war with Iraq, international and geopolitical difficulties or health concerns, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, weather conditions or natural disasters, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2003.

Interstate Hotels & Resorts, Inc.
Historical Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ending		Nine Months Ending
	September 30,		September 30,
	2004	2003	2004	2003
Revenue:
Lodging revenue	$905	$929	$2,476	$2,697
Management fees	12,113	13,841	40,759	43,604
Corporate housing	31,701	27,480	83,506	77,762
Other revenue	4,245	3,778	10,599	10,607

	48,964	46,028	137,340	134,670
Other revenue from managed properties	200,314	219,649	601,295	644,251

Total revenue	249,278	265,677	738,635	778,921
Operating expenses by department:
Lodging expenses	594	627	1,678	1,911
Corporate housing	25,836	22,336	68,121	63,963
Undistributed operating expenses:
Administrative and general	16,585	15,121	51,675	50,017
Depreciation and amortization	2,241	2,591	6,974	10,850
Merger and integration costs	—	874	—	3,344
Restructuring charges	42	—	3,481	—
Asset impairments and other write-offs	1,601	1,979	7,792	2,780

	46,899	43,528	139,721	132,865
Other expenses from managed properties	200,314	219,649	601,295	644,251

Total operating expenses	247,213	263,177	741,016	777,116

Net operating income (loss)	2,065	2,500	(2,381)	1,805
Interest expense, net	2,002	2,356	5,292	7,181
Equity in losses of affiliates	5	292	946	858
Gain on refinancing	—	—	—	(13,629)

Income (loss) from continuing operations before minority interests and income taxes	58	(148)	(8,619)	7,395
Income tax expense (benefit)	351	(252)	(3,093)	2,375
Minority interests expense (benefit)	7	23	(68)	184

Income (loss) from continuing operations	(300)	81	(5,458)	4,836
Income (loss) from discontinued operations	—	(459)	(1,237)	(1,273)

Net income (loss)	$(300)	$(378)	$(6,695)	$3,563

Basic earnings (loss) per share:
Continuing operations	$(0.01)	$0.00	$(0.18)	$0.23
Discontinued operations	$—	$(0.02)	$(0.04)	$(0.06)

Basic earnings (loss) per share	$(0.01)	$(0.02)	$(0.22)	$0.17
Diluted earnings (loss) per share:
Continuing operations	$(0.01)	$0.00	$(0.18)	$0.23
Discontinued operations	$—	$(0.02)	$(0.04)	$(0.06)

Diluted earnings (loss) per share	$(0.01)	$(0.02)	$(0.22)	$0.17
Weighted average shares outstanding (in thousands):
Basic	30,637	20,649	30,431	20,612
Diluted (1)	30,637	20,649	30,507	20,891

Reconciliations of Non-GAAP financial measures
Net income (loss)	$(300)	$(378)	$(6,695)	$3,563
Depreciation and amortization	2,241	2,591	6,974	10,850
Interest expense, net	2,002	2,356	5,292	7,181
Equity in losses of affiliates	5	292	946	858
Gain on refinancing	—	—	—	(13,629)
Discontinued operations	—	459	1,237	1,273
Income tax expense (benefit)	351	(252)	(3,093)	2,375
Minority interests expense (benefit)	7	23	(68)	184

Adjusted EBITDA (2)	4,306	5,091	4,593	12,655
Merger and integration costs	—	874	—	3,344
Restructuring charges	42	—	3,481	—
Asset impairments and other write-offs	1,601	1,979	7,792	2,780
Other	(55)	—	(55)	—

Adjusted EBITDA, excluding non-recurring items, special charges and discontinued operations (2)	$5,894	$7,944	$15,811	$18,779

Net income (loss)	$(300)	$(378)	$(6,695)	$3,563
Adjustments to net income (loss), net of income taxes:
Merger and integration costs	—	524	—	2,006
Restructuring charges	37	—	2,259	—
Asset impairments and other write-offs	1,417	1,187	5,057	1,668
Gain on refinancing	—	—	—	(8,177)
Discontinued operations	—	459	1,237	1,273
Other	(49)	—	(36)	—
Minority interest	6	(16)	(58)	102

Net income (loss), excluding non-recurring items, special charges and discontinued operations (2)	$1,111	$1,776	$1,764	$435

Basic earnings (loss) per share, excluding non-recurring items, special charges and discontinued operations	$0.04	$0.09	$0.06	$0.02
Diluted earnings (loss) per share, excluding non-recurring items, special charges and discontinued operations	$0.04	$0.08	$0.06	$0.02
Weighted average shares outstanding (in thousands):
Basic	30,637	20,649	30,431	20,612
Diluted (1)	31,027	20,958	30,880	20,891

	Three Months Ending		Nine Months Ending
	September 30,		September 30,
	2004	2003	2004	2003
Same-store hotel operating statistics :
Full-service hotels: (4)
Occupancy	71.0%	69.3%	69.4%	67.6%
ADR	$109.36	$101.53	$109.40	$103.74
RevPAR	$77.60	$70.38	$75.91	$70.10
Select-service hotels:
Occupancy	71.4%	70.3%	68.7%	67.1%
ADR	$81.57	$79.54	$81.35	$79.61
RevPAR	$58.27	$55.89	$55.85	$53.40

Outlook Reconciliation (3)	Forecast
	Three months
	ending	Year ending
	Dec 31, 2004	Dec 31, 2004
Net income (loss)	$2,900	$(3,795)
Depreciation and amortization	2,500	9,474
Interest expense, net	2,000	7,292
Equity in losses of affiliates	280	1,226
Discontinued Operations	—	1,237
Minority interests expense (benefit)	30	(38)
Income tax expense (benefit)	1,350	(1,743)

Adjusted EBITDA (2)	9,060	13,653
Restructuring charges	—	3,481
Asset impairments and other write-offs	3,100	10,892

Adjusted EBITDA, excluding non-recurring items, special charges and discontinued operations (2)	$12,160	$28,026

Net income (loss)	$2,900	$(3,795)
Adjustments to net income (loss), net of income taxes:
Restructuring charges	—	2,294
Asset impairments and other write-offs	2,232	7,178
Discontinued Operations	—	1,237
Minority Interest	(20)	—

Net income, excluding non-recurring items, special charges and discontinued operations (2)	$5,112	$6,914

Earnings per share
excluding non-recurring items and special charges and discontinued operations`	$0.17	$0.22

(1)	Generally, diluted share count will only differ from basic share count when there is income for the period presented, to prevent anti-dilution of earnings per share. However, operating partnership interests that are dilutive are included in diluted shares even in periods of loss.

(2)	See discussion of Adjusted EBITDA and net income and Adjusted EBITDA and net income, excluding non-recurring items, special charges and discontinued operations located in the in the “Non-GAAP Financial Measures section, described earlier in this press release.

(3)	Our outlook reconciliation uses the mid-point of our estimates of Adjusted EBITDA, excluding non-recurring items, special charges and discontinued operations

(4)	Excludes hotels affected by the recent hurricanes.